CONSENT OF ROSCOE POSTLE ASSOCIATES INC.

The undersigned hereby consents to:

(i)

the filing of the written disclosure regarding (a) the technical report entitled “Technical Report on the EZ1 and EZ2 Breccia Pipes, Arizona Strip District, U.S.A.” dated June 27, 2012; (b) the technical report entitled “Technical Report on the Henry Mountains Complex Uranium Property, Utah, U.S.A.” dated June 27, 2012; (c) the “Technical Report on the Roca Honda Project, McKinley County, State of New Mexico, U.S.A." dated October 27, 2016, and (d) the “Technical Report on the Canyon Mine, Coconino County, Arizona, USA” dated October 6, 2017 (collectively, the “Technical Disclosures”), contained in the Annual Report on Form 10-K for the period ended December 31, 2017 (the “10-K”) of Energy Fuels Inc. (the “Company”) filed with the United States Securities and Exchange Commission (the “SEC”);

(ii)	the incorporation by reference of such Technical Disclosures in the 10-K into the Company’s Form S-8 Registration Statement being filed with the SEC, and any amendments thereto (the “S-8”); and

(iii)	the use of our name in the 10-K and the S-8.

ROSCOE POSTLE ASSOCIATES INC.

/s/ Deborah A. McCombe
Name: Deborah A. McCombe
Title: President & CEO

Date: August 7, 2018

RPA Inc. 55 University Ave. Suite 501 | Toronto, ON, Canada M5J 2H7 | T +1 (416) 947 0907	www.rpacan.com